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                                  EXHIBIT 5.2
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[Opinion of Osler, Hoskin & Harcourt]

August 27, 1999


Newbridge Networks Corporation
600 March Road
Kanata, Ontario
Canada
K2K 2E6

Re:  Registration Statement on Form S-8
     -  Consolidated Key Employee Stock Option Plan
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In connection with the registration by you, Newbridge Networks Corporation (the
"Corporation"), of an aggregate of 36,000,000 common shares of the Corporation with the Securities and Exchange Commission in the United States of America under the United States Securities Act of 1933 (the "Act") by a Registration Statement on Form S-8, which incorporates by reference Registration Statement Nos. 333-30777, 333-2446, 33-97472, 33-89624, 33-78276, 33-68710, 33-55964 and
33-51538 previously filed by the Corporation on Form S-8 (collectively the "Registration Statements"), you have asked us to provide this opinion.

The 36,000,000 common shares of the Corporation (the "Common Shares") registered by the Registration Statements have been allotted and reserved by the Board of Directors of the Corporation for issue pursuant to the exercise of stock options granted and to be granted under the Newbridge Networks Corporation Consolidated Key Employee Stock Option Plan, as amended, (the "Consolidated Plan") and certain predecessor stock option plans of the Corporation that have been replaced by the Consolidated Plan.

We did not participate in the preparation of the Registration Statements or the Prospectus dated August 27, 1999 (the "Prospectus") forming part of the Registration Statements.

We are solicitors qualified in the Province of Ontario, Canada and, accordingly, no opinion is expressed herein as to the laws of any jurisdiction other than Ontario and the federal laws of Canada applicable therein.

In connection with the opinion expressed in this opinion letter, we have considered such questions of law and examined originals or copies, certified or otherwise identified to our satisfaction, of the articles and by-laws of the Corporation, minutes of meetings of the directors and shareholders, as well as such statutes and officer's certificates necessary to enable us to express the opinion hereinafter set forth. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, photostatic or facsimile copies. We have also assumed the legal capacity of all individuals.
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For the purposes of this opinion, we have further assumed:

     (a) that the Board of Directors of the Corporation, or the Employee Compensation Committee thereof pursuant to delegated authority, has taken all action necessary to authorize the Predecessor Plans (as such plans are defined in the Registration Statements), each of which has been amended and restated by, and consolidated into, the Consolidated Plan;

     (b) that the Board of Directors of the Corporation, or the Employee Compensation Committee thereof pursuant to delegated authority, has taken or will take all action necessary to authorize the grant of stock options to purchase Common Shares pursuant to the Consolidated Plan; and

     (c) that each stock option so authorized has been or will be duly granted to an eligible participant in accordance with the terms and provisions of the applicable Predecessor Plan, the terms and provisions of which have been superseded and replaced by the Consolidated Plan, or the Consolidated Plan.

The opinion expressed below is based upon the articles, by-laws and resolutions of the Corporation, the Predecessor Plans, the Consolidated Plan and applicable laws as they exist at the date of this letter.

Based upon and subject to the foregoing, we are of the opinion that the 36,000,000 Common Shares registered by the Registration Statements have been duly allotted and reserved by the Board of Directors of the Corporation for issuance upon the exercise of stock options and, when the stock options are exercised and consideration therefor is paid to the Corporation in accordance with the exercise terms of such stock options, the Common Shares issued by the Corporation to the person exercising the stock options will constitute duly authorized and validly issued Common Shares outstanding as fully paid and non-assessable shares.

We hereby consent to the inclusion of this opinion letter as an Exhibit to the Registration Statements and to the reference to our firm name under Interests of Named Experts and Counsel in Part II, Item 5 of the Registration Statements. This consent is not and is not to be deemed an admission that we are persons whose consent is required by Section 7 of the Act or the Rules and Regulations promulgated thereunder by the United States Securities and Exchange Commission.

Yours truly,

OSLER, HOSKIN & HARCOURT

JCW:slt